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                              EMPLOYMENT AGREEMENT

                  Agreement made as of this 15th Day of June, 1999, by and between American Business Financial Services, Inc., a Delaware corporation (the "Company"), and Milton Riseman, an individual (the "Executive").

                                   BACKGROUND

                  The Company hereby offers employment to the Executive and the Executive hereby accepts employment pursuant to the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Duties.

            During the Term (as hereinafter defined), the Executive shall be the Chairman of the Company's Consumer Mortgage Group, shall have such executive duties as are reasonably determined from time to time by the Company's Chairman and shall be entitled to the powers and authority normally incident to the office of Chairman of the Company's Consumer Mortgage Group. The Executive shall devote his full time and attention to the business of the Company and use his best efforts to promote the interests of the Company.

         2. Term.

            (a) This Agreement shall continue for a period beginning on the date hereof and ending on the earliest of the following dates (the "Term"): (i) the date the Executive dies or becomes permanently disabled (as hereinafter defined); (ii) the date of termination of the Executive's employment with the Company for cause (as hereinafter defined); (iii) the date of the voluntary termination by the Executive of the Executive's employment with the Company by resignation; (iv) the date the Executive reaches 70 years of age; or (v) upon notice of the Company that it wishes to terminate the Agreement without cause, in which case the Company will pay Executive severance in the amount of his minimum base annual salary at the time of the termination, such payment to be paid twice monthly over the course of one year.

            (b) For purposes of this Agreement the Executive shall be deemed to be disabled if he is unable, even with reasonable accomodation, to perform the essential functions of his position for a period in excess of ten (10) weeks;

            (c) For purposes of this Agreement, the term "Cause" shall mean Executive, in the reasonable judgment of the Company (i) materially breached any of the duties or obligations under this Agreement (ii) embezzled or converted to his own use any funds of the Company or any client or customer of the Company,
(iii) converted to his own use or unreasonably destroyed any property of the Company, without the Company's prior written consent, (iv) is convicted of a felony or is indicted for a crime involving moral turpitude, (v) is adjudicated an incompetent, (vi) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to a controlled substance or any non-prescription

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drug whatsoever, or (vii) comitted an act which is materially detrimental to the
Company.

            (d) The Executive hereby agrees not to voluntarily resign or terminate his employment with the Company for two years from the date of this Agreement.

         3. Compensation. During the Term, the Executive shall be entitled to a minimum base annual salary of not less than $335,000. Executive is also entitled to participate in the Company's cash bonus Plan, in which up to 50% of the annual base salary may be awarded based on the performance and achievement of specific goals set forth by the Chairman of the Company. The minimum base annual salary of the Executive, shall be reviewed annually, and may be adjusted from time to time by the Chairman of the Company during the Term. The Executive shall also be entitled to such stock options and other incentive payments as are determined from time to time by the Company's Board of Directors. The Company shall withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         4. Other Benefits. During the Term (excluding any severance payment period), in addition to the compensation set forth in Section 3 hereof, the Executive shall be entitled, at a minimum, to the following benefits from the
Company:

               (i) medical, hospital, life and disability insurance for Exeucitve which are no less than the amount of these benefits received by the other members of the Company's executive team; and
               (ii)  car allowance of $600.00 per month;
               (iii) vacation allowance of four (4) weeks per year; such
                     vacation to be earned as set forth in the Company's Employee Handbook; and
               (iv) reimbursement for all reasonable expenses incurred by the Executive in the performance of his duties under this Agreement.

         5. Confidentiality.

            (a) The Executive covenants and agrees, so long as the Company complies with its obligations hereunder, he will not, during the Term or at any time thereafter, except with the express prior written consent of the Company or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any person, or use for the benefit of any person, any knowledge or information with respect to the conduct or details of the Company's business which he, acting reasonably, believes or should believe to be of a confidential nature and the disclosure of which is not in the Company's interest.

            (b) The Executive covenants and agrees that, so long as the Company complies with its obligations hereunder, he will not, during the Term, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any person to

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engage in any act or action which he, acting reasonably, believes or should believe would be harmful or inimical to the interests of the Company, including the hiring or soliciting of any of the Company's employees.

            (c) In the event Executive's employment is terminated without cause and he receives a cash payment as provided in Section 2(a)(v), the period of the covenants set forth in Section 5(b) shall be extended for one year, it being experessly understood and agreed that the application and extension of the covenants set forth in Section 5(b) pursuant to this paragraph are not intended to preclude nor shall preclude any employment by Executive subsequent to the Term of this Agreement.

            (d) The parties agree that any breach by the Executive of any of the covenants or agreements contained in this Section 5 will result in irreparable injury to the Company for which money damages could not adequately compensate the Company and therefore, in the event of any such breach, the Company shall be entitled (in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining the Executive and/or any other person involved therein from continuing such breach. The existence of any claim or cause of action which the Executive may have against the Company or any other person (other than a claim for the Company's breach of this Agreement) shall not constitute a defense or bar to the enforcement of such covenants.

            (e) If any portion of the covenants or agreements contained in this
Section 5, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenants(s) or agreements(s) or the application thereof shall not be affected and shall be given full foce and effect without regard to the invalid or unenforceable portions to the fullest extent possible.

            (f) For purposes of this Section 5, the term "the Company" shall include the Company, any successor to the Company under Section 6 hereof, and all present and future direct and indirect subsidiaries and affiliates of the Company.

         6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which will acquire, directly or indirectly, by merger, consolidation, purchase, or otherewise, all or substantially all of the assets of the Company, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, adminstrators, successors and assigns. Nothing in the Agreement shall preclude the Company from consolidating or merging into or with or transferring all or substantially all of its assets to another person. In that event, such other person shall assume this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Company" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

         7. (a) Nonassignability. Neither this Agreement or any right or interest hereunder shall be assignable by the Executive or his legal representatives without the Company's prior written consent.

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            (b) Attachment. Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

         8. Waiver Not to be Continued. Any waiver by a party of any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.

         9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice:

                     A.      If to the Executive, to:

                              Milton Riseman
                              1238 Denbigh lane
                              Radnor, PA  19087

                      B.      If to the Company, to:

                              American Business Financial Services, Inc.
                              BalaPointe Office Centre
                              111 Presidential Blvd., Suite 215
                              Bala Cynwyd, PA 19004

                              Attn: Anthony J. Santilli

         With a copy to:      Larry Flick, Esquire
                              Blank Rome Comisky & McCauley
                              One Logan Square
                              Philadelphia, PA 19103-2599

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         10. Jurisdiction. Company and the Executive consent to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania.

         11. General Provisions.

            (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements between the parties. No amendment, supplement, waiver or termination of any of the provisions hereof shall be effective unless in writing

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and signed by the party against whom it is sought to be enforced. Any written amendment, supplement, waiver or termination hereof executed by the Company and the Executive shall be binding upon them and upon all other persons, without the necessity of securing the consent of any other person and no person shall be deemed to be a third party beneficiary under this Agreement.

            (b) The term "person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

            (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

            (d) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

            (e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

            (f) This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts executed and to be performed solely in the Commonwealth of Pennsylvania.

                                      AMERICAN BUSINESS FINANCIAL SERVICES, INC.


(Corporate Seal)                      By:_______________________________________


                                      Attest:___________________________________


                                      MILTON RISEMAN

                                      __________________________________________


Witness:_____________________